Exhibit 4 (b)

GUARANTEED MINIMUM WITHDRAWAL BENEFIT RIDER
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THIS RIDER IS PART OF THE CONTRACT TO WHICH IT IS ATTACHED. IT IS SUBJECT TO THE
TERMS, CONDITIONS, AND PROVISIONS CONTAINED IN THE CONTRACT. THE PROVISIONS OF THIS RIDER WILL SUPERSEDE ANY CONFLICTING PROVISIONS OF THE CONTRACT.

DEFINITIONS BENEFIT
BASE.                  The amount upon which the guaranteed
                       minimum withdrawal benefit is calculated. If this rider's effective date is on the date of issue, the Benefit Base is equal to the initial contribution paid. If this rider's effective date is after the date of issue, the Benefit Base is equal to the Contract Value on the effective date.

                       CONTRACT. When this rider is attached to a Certificate issued under a Group Contract, "Contract" herein means the Certificate. Otherwise, "Contract" may refer to either an individually issued Contract or Policy.

                       YOU, YOUR. The Owner of the Contract.

                       WITHDRAWAL LIMIT.  An amount equal to a percentage
                       (as shown on the Information page) of the Benefit Base. Any change in the Benefit Base will result in a change in the Withdrawal Limit.

EFFECTIVE DATE         This rider is effective on the date of purchase.

BENEFIT This rider allows You to withdraw an amount up to the Withdrawal Limit each Contract year regardless of Your Contract Value. On each Contract anniversary, if the Contract Value is greater than the Benefit Base, the Benefit Base will immediately be increased to equal the Contract Value as of that date resulting in an increased Withdrawal Limit.

                        If any additional contributions are added to the Contract, the Benefit Base will be recalculated to be the greater of the Benefit Base immediately prior to the contribution payment, or the Benefit Base immediately prior to the contribution payment, less all prior withdrawals, plus the contribution payment.

                        Withdrawals in excess of the Withdrawal Limit in a given Contract year will result in a recalculation of the Benefit Base as follows:

                        o If the withdrawal exceeds the sum of the Withdrawal Limit and any accumulated unused guaranteed withdrawal benefits, the Benefit Base will be recalculated to equal the lesser of the Benefit Base prior to the withdrawal or the Contract Value immediately after the withdrawal.

                        o If the withdrawal exceeds the Withdrawal Limit but is less than or equal to the sum of the Withdrawal Limit and any accumulated unused guaranteed withdrawal benefits and prior withdrawals have not exceeded the Withdrawal Limit and any accumulated unused guaranteed withdrawal benefits, the Benefit Base will be recalculated to equal the greater of a) the lesser of the Benefit Base prior to the withdrawal or the Contract Value immediately after the withdrawal, and b) the initial Contract Benefit Base.

                        o If the withdrawal exceeds the Withdrawal Limit but is less than or equal to the sum of the Withdrawal Limit and any accumulated unused guaranteed withdrawal benefits, and prior withdrawals have exceeded the Withdrawal Limit and any accumulated unused guaranteed withdrawal benefits, the Benefit Base will be recalculated to equal the lesser of the Benefit Base prior to the withdrawal or the Contract Value immediately after the withdrawal.

                       This provision applies to all withdrawals, including withdrawals of accumulated unused guaranteed withdrawal benefits, and may result in a reduction of future guaranteed withdrawal benefit amounts.

COST OF RIDER          Any fee for this rider is shown in the amount
                       and frequency stated on the Information page. That fee is based on Your subaccount value and deducted from any subaccounts on a pro-rata basis.

TERMINATION OF RIDER   This rider terminates upon the earliest of: Contract
                       termination, annuitization, receipt of due proof of death of the first Owner to die (unless the spouse of the first
                       Owner to die elects to continue the Contract and the spousal charge for this rider was in effect prior to the death of the first Owner to die) or the death of the annuitant, if a nonnatural person is the Contract Owner.

NONPARTICIPATING       Dividends are not payable.


[OM FINANCIAL LIFE INSURANCE COMPANY]

Bruce G. Parker Jr.

President]

 DOLLAR COST AVERAGING FIXED INTEREST OPTION RIDER
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THIS RIDER IS PART OF THE CONTRACT TO WHICH IT IS ATTACHED. IT IS SUBJECT TO THE
TERMS, CONDITIONS, AND PROVISIONS CONTAINED IN THE CONTRACT. THE PROVISIONS OF THIS RIDER WILL SUPERSEDE ANY CONFLICTING PROVISIONS OF THE CONTRACT. THERE IS
NO FEE FOR THIS RIDER.

 DEFINITIONS                     CONTRACT.  When this rider is attached to a
                                 Certificate issued under a Group Contract, "Contract" herein means the Certificate.
                                 Otherwise, "Contract" may refer to either an individually issued Contract or Policy.

                                 YOU, YOUR.  The Owner of the Contract.

 EFFECTIVE DATE                  This rider is effective on the Contract's date
                                 of issue.

 BENEFIT This rider provides dollar cost averaging fixed interest options to Your Contract, and any contribution allocated will receive fixed interest credits.

 CONTRACT VALUE                  For any contribution allocated to a
                                 dollar cost averaging option, the contract value equals:
                                 o      any contributions allocated to this
                                        option; less
                                 o      any transfers to any subaccounts,
                                        including any charges; plus
                                 o      any interest credited on this option's
                                        contract value.

 INTEREST CREDITING             This option's contract value will be credited
                                with an interest rate described herein. Interest is credited daily and applied to this option's contract value from the date of issue at a rate which is never less than the guaranteed minimum interest rate shown on the Information page. The
                                Information page shows the effective annual interest rate being credited to the applicable portion of the initial contribution and the period of time for which that rate is guaranteed. Any additional contributions received in a given year will be credited with the then current interest rate and will be guaranteed for a period chosen by You and available for this purpose.

 TERMINATION OF RIDER           This rider terminates on Contract termination.

 NONPARTICIPATING                Dividends are not payable.

 Signed for the Company.


[OM FINANCIAL LIFE INSURANCE COMPANY]

/s/ Bruce G. Parker Jr.

 President]

GUARANTEED MINIMUM DEATH BENEFIT RIDER
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THIS RIDER IS PART OF THE CONTRACT TO WHICH IT IS ATTACHED. IT IS SUBJECT TO THE
TERMS, CONDITIONS, AND PROVISIONS CONTAINED IN THE CONTRACT. THE PROVISIONS OF THIS RIDER WILL SUPERSEDE ANY CONFLICTING PROVISIONS OF THE CONTRACT.


DEFINITIONS CONTRACT.   When this rider is attached to a Certificate
                        issued under a Group Contract, "Contract" herein means the Certificate. Otherwise, "Contract" may refer to either an individually issued Contract or Policy.

                        YOU, YOUR.   The Owner of the Contract.

EFFECTIVE DATE          This rider is effective on the Contract's date of issue.

BENEFIT Upon death of the first Owner to die, the death benefit payable will be the greater of the Contract Value or the contributions paid less adjustment for withdrawals. The amount of any adjustment for withdrawals is equal to the amount withdrawn divided by the Contract Value at the time of withdrawal.

COST OF RIDER           Any fee for this rider is shown in the amount
                        and frequency stated on the Information page. That fee is based on your subaccount value and deducted from any subaccounts on a pro-rata basis.

TERMINATION OF RIDER    This rider terminates upon on the earlier of:
                        Contract termination; annuitization; and receipt of due proof of death of the first Owner to die except under spousal continuation. (See below)

SPOUSAL CONTINUATION    Upon your death, if Your spouse elects to continue the
                        Contract, and is within the then current issue age range for the product, the benefits provided under this rider will renew. On the date we receive due proof of death of the first Owner to die, the Contract value will be increased to equal the death benefit payable as defined in this rider. That Contract value will serve as the initial contribution for the continued death benefit calculation. Upon the death of the surviving Owner, the death benefit payable will be the greater of the Contract Value at the time we receive due proof of death and the Contract value as of the date we received due proof of death of the first Owner to die, less adjustment for any withdrawals taken after the death of the first Owner to die.

NONPARTICIPATING        Dividends are not payable.




Signed for the Company.

[OM FINANCIAL LIFE INSURANCE COMPANY]

Bruce G. Parter Jr.

           President]

GUARANTEED MINIMUM DEATH BENEFIT RIDER
--------------------------------------------------------------------------------

THIS RIDER IS PART OF THE CONTRACT TO WHICH IT IS ATTACHED. IT IS SUBJECT TO THE TERMS, CONDITIONS, AND PROVISIONS CONTAINED IN THE CONTRACT. THE PROVISIONS OF THIS RIDER WILL SUPERSEDE ANY CONFLICTING PROVISIONS OF THE CONTRACT.

DEFINITIONS             ACCUMULATION RATE.  The rate that the guaranteed minimum
                        death benefit (GMDB) accumulates as shown on the Information page.

                        CONTRACT. When this rider is attached to a Certificate issued under a Group Contract, "Contract" herein means the Certificate. Otherwise, "Contract" may refer to either an individually issued Contract or Policy.

                        YOU, YOUR.   The Owner of the Contract.

                        WITHDRAWAL LIMIT. A percentage of the GMDB as shown on the Information page.

EFFECTIVE DATE          This rider is effective on the Contract's date of issue.

BENEFIT                 This rider establishes a GMDB which increases over time.
                        The initial GMDB equals the initial contribution and accumulates overtime at the accumulation rate. Upon death of the first Owner to die, the death benefit payable will be the greater of the Contract Value or the GMDB.

                        The GMDB equals any contributions paid, less adjustments for any withdrawals, plus interest credited at the accumulation rate.

                        Additional contributions increase the GMDB by an amount equal to the additional contribution.

                        Withdrawals within a Contract year that are less than the withdrawal limit will reduce the GMDB by an amount equal to the withdrawal amount. Withdrawals (or any portion of a withdrawal) within a Contract year that exceed the withdrawal limit will reduce the GMDB by a percentage equal to (a) the amount of the withdrawal in excess of the withdrawal limit, divided by (b) the Contract Value immediately preceding the withdrawal.

COST OF RIDER           Any fee for this rider is shown in the amount
                        and frequency stated on the Information page. That fee is based on Your subaccount value and deducted from any subaccounts.

TERMINATION OF RIDER    This rider terminates upon on the earlier of:
                        Contract termination; annuitization; and receipt of due proof of death of the first Owner to die except under spousal continuation. (See below)

SPOUSAL CONTINUATION    Upon your death, if Your spouse elects to continue the
                        Contract, and is within the then current issue age range for the product, the benefits provided under this rider will renew. On the date we receive due proof of death of the first Owner to die, the Contract value will be increased to equal the death benefit payable as defined in this rider. That Contract value will serve as the initial GMDB for the continued death benefit calculation. Upon the death of the surviving Owner, the death benefit payable will be the greater of the Contract Value or the GMDB at the time we receive due proof of death.

NONPARTICIPATING        Dividends are not payable.


Signed for the Company.


[OM FINANCIAL LIFE INSURANCE COMPANY]

Bruce G. Parker Jr.

               President]